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EXHIBIT 10(cc)
                              ASSIGNMENT AGREEMENT

         This Assignment Agreement ("AGREEMENT") is made as of August 15, 2008, by and between Westbridge Agricultural Products, a California corporation ("ASSIGNOR"), and Alejandro Tamayo Ibarra, a citizen of Mexico ("ASSIGNEE"), with reference to the following facts:

                                    RECITALS
                                    --------

         A. On March 8, 1990, Assignor entered into an agreement of debt acknowledgement with a mortgage guarantee, with Ricardo Joaquin Garcia Ortiz, Alberto Romero Mendez and Martha Salinas de Romero ("DEBTORS"), in the amount of Four Hundred Fifty Three Thousand Two Hundred Seventy United States of America Dollars and 13/100 (US$453,270.13). Under said debt acknowledgement, entered before Public Notary Number Two (2) of the City of La Paz, Baja California Sur, Mexico, Debtors pledged and delivered in favor of Assignor, a mortgage guarantee over a parcel of real estate described as Nuevo San Luis, in San Jose del Cabo district, in Baja California Sur, Mexico, with a surface of 19.20.00 hectares (Nineteen hectares and 20/100 hectare) and an adjacent parcel with a surface of
80.00.00 hectares (Eighty hectares, no acres and no meters). Both referenced lots are recorded under the name of Alberto Romero Mendez under the same record:
Number 191, Page 427, Book III: E.P. First Section, dated on October 14, 1971.

         B. Debtors did not comply with their obligation to pay the underlying obligation as it was agreed in said debt acknowledgement. As a result, Debtors were sued by the Assignor and the court referenced below gave a judgment in favor of Assignor in trial number 797/993, on May 17, 1995. The judgment was issued by the judge of the Court of First Instance of the Judicial Section of Los Cabos, located in San Jose del Cabo, Baja California Sur, Mexico.

         C. Under a judicial auction, the Property was provisionally awarded to Assignor on February 8, 2007. This auction took place before the First Court of First Instance of Civil and Family Matters, located in Cabo San Lucas, Baja California Sur, Mexico, under number 50/97, which court will be responsible up to completion, because the court located in San Jose del Cabo excused itself from the proceedings.

         D. Assignor has not undertaken any action or proceedings to register the Property, nor has it taken any possession of the Property, therefore the legal proceeding has not been concluded.

         E. Assignor wishes to assign, transfer and convey its rights to the Property granted in case number 50/97 and Assignee wishes to receive the assignment of such Assignor's rights.

         Now, Therefore, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. The following words used in this Agreement, shall have the following meanings ascribed to them:


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         "PROPERTY" shall mean the real estate described as Nuevo San Luis, in
San Jose del Cabo district, in Baja California Sur, Mexico as described in Case No. 50/97.

         "RIGHTS" shall mean all of Assignor's rights, title and interest to the Property accruing from or arising in connection with Case No. 50/97, including rights to register the Property in its name. Without limiting the above, Rights includes all credit and/or disputed rights arising from the aforementioned lawsuits, specifically the agreement to acknowledge the debt with the mortgage guarantee, which noncompliance was the basis for the referenced lawsuits, the final judgment and its legal consequences which means the expenses and costs of the trial. The Rights also includes the property rights that Assignor has once the sale at auction takes place under the execution stage of the aforementioned legal proceedings as well as all the legal consequences, effects and rights arising that are necessary to obtain the final award, the material possession of the Property and the legal registration of the Property under the name of Assignee. These rights include, and Assignee will acquire, all disputed rights from Assignor arising from the referenced lawsuits and particularly the contract which noncompliance originated the final judgment for the Assignor in such actions, the real estate auction, and the judicial award, as well as the property rights that Assignor has over the Property.

         2. ASSIGNMENT. Contingent upon receipt of full payment of the Purchase Price, Assignor shall fully and forever assign, transfer and convey to Assignee at the Closing Date, all of the Rights, and Assignee accepts such assignment ("ASSIGNMENT"). This Assignment will come into effect, and it will produce legal consequences between the parties and for third parties, in such a way that it may deem to be more convenient to Assignor's interests; thereby freeing Assignor of any responsibility for the Rights or the Property. At the time of Closing, this Assignment will come into effect, and it will produce legal consequences between Assignor and Assignee and for third parties, from that time, in such a manner that Assignee is legalized to exercise the Rights; thereby releasing Assignor of any responsibility from any action or liability that arises from the Rights or the Property. Assignor agrees that to the extent it is necessary for Assignee to exercise any of its rights related to the Assignment in Mexico, Assignor shall perform all reasonable actions to ratify the transaction contemplated by this Assignment, including granting special powers of attorneys before authorities and public notaries in Mexico. The cost related to such actions, including any costs paid by Assignor, shall be borne by Assignee.

         3. PURCHASE PRICE. For the Assignment, Assignee shall pay to Assignor US$1,250,000 ("PURCHASE PRICE") payable in accordance with the following schedule:

                  (i) By July 8, 2008, US$20,000, which amount has been received.

                  (ii) By August 20, 2008, US$280,000, of which US$5,000 has been received.

                  (iii) At the time of Closing of this Agreement, US$950,000.

         4. DEPOSITS. All payments of the deposits and Purchase Price will be paid to Assignor, but subject to the terms of this Agreement. If this Agreement does not close on the Closing Date, the funds, except those funds which are non-refundable, shall be promptly returned by Assignor to Assignee by wire transfer and the transaction set forth in this Agreement will be deemed terminated. All deposits are non-refundable except the second deposit of US$280,000 is non-refundable only to the extent of US$25,000 per month (the 15th day of each month shall constitute the last day of the month) for each 30 day period or part thereof between August 15, 2008, and the Closing Date.


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         5. DUE DILIGENCE.

                  A. Assignee has until September 8, 2008 to complete to its satisfaction all the due diligence on the Property and the Rights. Assignor shall cooperate with such due diligence to the extent that it has in its possession documents related to the Property and Rights and has previously provided Assignee with a limited power of attorney to review court files for matters 797/973 and 50/97. As part of its due diligence, Assignee will undertake the following:

                  (i) Review the court files from which Assignor's Rights arose.

                  (ii) Examine the title records of the Property.

                  (iii) Visit the Property.

                  (iv) Examine Mexican local, state and federal laws, regulations, restrictions, ordinances, policies and other rules governing the Property and its permitted uses and restrictions.

                  (v) Conduct an independent survey of the Property.

                  (vi) Consult with professionals and experts in real estate concerning the Property.

         Assignee represents to Assignor that Assignee is an expert in real estate and real estate development and will undertake all investigations Assignee deems necessary and prudent in connection with this transaction.

                  B. On or before September 8, 2008, Assignee shall notify Assignor in writing (email is acceptable) if the results of the due diligence investigation are unacceptable to Assignee. If no such notice is received by Assignor, the results of the investigation shall be deemed acceptable to Assignee. If the results are unacceptable, Assignee shall indicate in the notice the reason(s) for the results being unacceptable. Upon receipt of such notice that the due diligence is unacceptable, Assignor may, but is not required, to correct the problems referenced by Assignee within a thirty (30) day period following receipt of the notice. If the due diligence is acceptable, either initially or after correction by Assignor, the transaction contemplated by this Agreement will conclude in accordance with the terms hereof. If such results are not acceptable to Assignee, either initially if Assignor waives the right to correct or after the corrections have been attempted, it will deemed that Assignee has terminated this Agreement and the deposit, except for the portion that is non-refundable, will be promptly returned to Assignee.

         6. ASSIGNOR'S DISCLOSURES. Assignor hereby makes the following disclosures to Assignee concerning the Rights and the Property and Assignee acknowledges and has determined to proceed with this transaction regardless of such disclosures.


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                  (i) Assignor's Rights to the Property are established in Court matters 797/993 and 50/97. Assignor has no rights to the Property except as set forth therein. Assignor is not aware of the costs and expenses related to further perfect the Rights, or if Assignee will be successful in perfecting the Rights so Assignee may take title to the Property.

                  (ii) Assignor is aware there may be a fence encroachment on the Property.

                  (iii) Assignor is aware that a lien has been filed by Ernesto Ruvalcaba Olague in a labor action. Assignor is not aware of how such lien will impact the Rights to be assigned hereby. That lien and file reference is Official Document No. 267/06, related to File No. 584/03 before the Special Council of Labor Arbitration.

                  (iv) Assignor has not visited the Property since February 2007, and is not aware of its current condition.

         7. CONDITION OF RIGHTS. Assignor is not representing that it has any rights to the Property other than the Rights. It is possible that the lien described in Section 6 may interfere or prevent the Rights from being exercised in whole or in part, or the lien may adversely impact the economic value of the Property and Assignee accepts such risk.

         8. CONDITION OF PROPERTY. Assignor makes no representations or warranties concerning the Property. The Property underlying the Rights is assigned "as-is" and "where-at". Without limiting the foregoing, Assignor specifically provides to Assignee NO warranty concerning:

                  (i) Any outstanding taxes or assessments, levies, improvement charges or other amounts owed to tax authorities in Mexico at all levels of government.

                  (ii) Any existing leases or rights of a third party to use or occupy the Property.

                  (iii) Any current, pending or threatened litigation concerning the Property.

                  (iv) Any land use or zoning matters or restriction effecting the Property.

                  (v) Any covenants, recorded restrictions, easements, access agreement effecting the Property.

                  (vi) Any order, notice of violation or similar communication by a Mexican government authority concerning the Property.

                  (vii) Any notice that the Property is being expropriated or condemned.

                  (viii) The environmental condition of Property and any violation of environmental laws of any Mexican government entity.

                  (ix) The environmental condition of the Property and the Property's use in the past.


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                  (x) Third parties who claim rights of ownership to the
Property or the occupation of the land by squatters or third parties who assert a legal claim to occupy.

         9. PRE-CLOSING AND CLOSING. On or before August 15, 2008 for Assignor and August 20, 2008 for Assignee, each party will deliver to Wertz McDade Wallace Moot & Brower ("WERTZ MCDADE") two originals of this Agreement signed by the party. Wertz McDade will hold such Agreements until the Closing. Wertz McDade will notify all parties upon its receipts of the originally signed Agreements. This Agreement will close (the "CLOSING") on the condition that all conditions precedent are met, on December 15, 2008 ("CLOSING DATE"). Assignee may extend the closing date to January 15, 2009 by providing written notice to Assignor, at which time an additional US$100,000 of the deposit becomes non-refundable. Additionally, the parties may mutually agree to close this Agreement prior to December 15, 2008. The Closing will be at the offices of Wertz McDade, San Diego, California, or another location mutually acceptable to the parties.

         10. DELIVERIES AT THE CLOSING.

                  A. DELIVERIES BY ASSIGNOR. At the Closing, Assignor directly or through Wertz McDade shall deliver to Assignee the following documents:

                           (i) An executed version of this Agreement.

                           (ii) Executed documents and instruments prepared by
Assignee to the reasonable satisfaction of Assignor that are required by the Mexican judicial and other government authorities to perfect the assignment contemplated by this Agreement

                  B. DELIVERIES BY ASSIGNEE. At the Closing, Assignee directly or through Wertz McDade shall deliver to Assignor the following documents:

                           (i) An executed version of this Agreement.

                           (ii) The funds representing the Purchase Price.

         11. TERMINATION PRIOR TO CLOSING DATE.

                  A BY ASSIGNOR. Assignor may terminate this Agreement at any time prior to the Closing Date if Assignee is in breach of a material term of this Agreement, which breach is not corrected by Assignee within a period of 15 days after receiving written notice of the breach from Assignor. In the event of termination under this Section A, Assignor shall paid the amount of the deposit that is non-refundable that accrued to date under this Agreement and the balance of the deposit shall be returned to Assignee. Other than related to the deposit, the parties shall have no claim against one another as a consequence of the termination.

                  B. BY ASSIGNEE. Assignee may terminate this Agreement at any time prior to the Closing Date if Assignor is in breach of a material term of this Agreement, which breach is no corrected by Assignor within a period of 15 days after receiving written notice of the breach from Assignee. In the event of termination under this Section B, Assignee shall receive a refund of Assignee's deposit, except the initial deposit of $20,000 . Other than related to the deposit, the parties shall have no claim against one another as a consequence of the termination.


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                  C. BY ASSIGNOR AND ASSIGNEE. Assignee and Assignor may
mutually agree in writing at any time to terminate this Agreement prior to the Closing. Other than related to the deposit, the parties shall have no claim against one another as a consequence of the termination.

         12. REVIEW OF COURT PROCEEDINGS. Assignee represents to Assignor that Assignee has reviewed the files of all the court proceeds related to the Property and to the Rights. Assignee is aware of (i) the procedural stage of the proceedings, and (ii) the existence of the trial and lien from the labor matter. Having reviewed the lawsuit and documents on which the lawsuit is based, knowing the legal process and the procedural stage, Assignee confirms hereby that it is satisfied with the legal proceedings and is completing the transaction set forth in this Agreement with full knowledge.

         13. MISCELLANEOUS.

                  A. NOTICES. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one day after facsimile transmission, (iii) four days after being deposited, prepaid, with FedEx or another reliable international courier service, and addressed as follows:

                           To Assignor:     Westbridge Agricultural Products
                                            1260 Avenida Chelsea
                                            Vista, CA 92081-8315
                                            U.S.A.
                                            Attn: Christine Koenemann, President
                                            Tel:  760-599-8855
                                            Fax:  760-599-6965


                           To Assignee:     Alejandro Tamayo Ibarra
                                            Tamayo Inmuebles
                                            Rio Colorado No. 355 Ote.
                                            Col. Del Valle, Garza Garcia, N.L.
                                            C.P. 66220
                                            Mexico
                                            Tel: (81) 8356-0501
                                            Fax: _____________________


Or such other address as either party may from time to time specify in writing to the other.

                  B. SUCCESSORS AND ASSIGNS. Assignee shall have the right to assign this Agreement prior to Closing to any legal person or entity without Assignor's consent or approval. Upon any assignment by Assignee, the assignee in that transaction shall be deemed to have assumed the obligations of Assignee under this Agreement. Except as set forth above, neither this Agreement nor the rights of either party hereunder may be assigned by either party. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns.


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                  C. GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. All hearings, trials, mediations, arbitrations or other dispute resolution forums arising from, or in connection with this Agreement or the transaction underlying this Agreement shall occur in San Diego County, California.

                  D. ATTORNEYS FEES. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement, the defaulting party or party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs, attorneys' fees and expenses.

                  E. TERM SHEET; INTEGRATION; AMENDMENT. The Term Sheet dated July 2, 2008 is hereby terminated and superseded by this Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. This Agreement may only be amended or modified only by a written instrument executed by Assignor and Assignee.

                  F. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, all of which, taken together, shall constitute on and the same instrument. A facsimile or electronically transmitted copy may be deemed to be as an original.

/ / /

/ / /

/ / /



                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

       ASSIGNOR:                               ASSIGNEE:

       Westbridge Agricultural Products,
       a California corporation
                                               ---------------------------------
                                               Alejandro Tamayo Ibarra

       By:
          -------------------------------
          Tina Koenemann
          President


       Witness for Assignor:                   Witness for Assignee:


       ----------------------------------      ---------------------------------
       Ivonne Sanchez Gomez                    Francisco Angel Fernandez Hasbund





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